EXHIBIT 99.1
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NEWS FOR IMMEDIATE RELEASE                        CONTACT:  BRIEN M. CHASE, CFO
JUNE 16, 2003                                               304-525-1600


                         PREMIER FINANCIAL BANCORP, INC.
                      TO INCREASE ALLOWANCE FOR LOAN LOSSES

         PREMIER FINANCIAL BANCORP, INC. (PREMIER), HUNTINGTON, WEST VIRGINIA (NASDAQ/NMS-PFBI) a community bank holding company with seven bank subsidiaries announced today that it is increasing its allowance for loan losses.

         As a result of an ongoing internal investigation, Premier has uncovered a systematic disregard for its loan approval and credit administration policies at one of its subsidiary banks and has accepted the resignation of that bank's president. Upon discovery, Premier promptly informed its supervisory bank regulatory authorities, who have since aided in the investigation. As always, management is committed to cooperating fully with any additional requests made by its regulatory authorities as Premier continues with its own determination of the extent of the disregard. As such, Premier is committed to increasing its allowance for loan losses to cover any re-estimation of the probable incurred losses that may exist in the subsidiary bank's loan portfolio. Additions to the allowance for loan losses in the second quarter will also result in a charge to earnings during that quarter.

         Certain Statements contained in this news release, including without limitation statements including the word "believes," "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from any future results, performance or achievements of Premier expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this press release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. Premier disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.